As filed with the Securities and Exchange Commission on March 3, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CATALYST SEMICONDUCTOR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0083129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1250 Borregas Avenue

Sunnyvale, California 94089

(408) 542-1000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2003 STOCK INCENTIVE PLAN

2003 DIRECTOR STOCK OPTION PLAN

(Full title of the plan)

Gelu Voicu

President and Chief Executive Officer

Catalyst Semiconductor, Inc.

1250 Borregas Avenue

Sunnyvale, California 94089

(408) 542-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert P. Latta, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value: Issuable pursuant to outstanding options under the 2003 Stock Incentive Plan	1,827,248	$4.28	(3)	$7,820,621.44	$836.81
Common Stock, $.001 par value: Reserved for future issuance under the under the 2003 Stock Incentive Plan	1,636,759	$5.01	(4)	$8,200,162.59	$877.42
Total	3,464,007				$1,714.23

(1)   Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2003 Stock Incentive Plan and 2003 Director Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)   Includes preferred stock purchase rights, which prior to the occurrence of certain events will not be exercisable or evidenced separately from the Common Stock.

(3)   Estimated in accordance with Rules 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based upon the weighted average exercise price of options outstanding under the 2003 Stock Incentive Plan.

(4)   Estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on March 1, 2006.

TABLE OF CONTENTS

PART II

Item 8. Exhibits.

SIGNATURES

POWER OF ATTORNEY

EXHIBIT 4.6.2

EXHIBIT 5.1

EXHIBIT 23.1

REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement registers additional shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2003 Stock Incentive Plan.  Accordingly, the contents of the previous Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission on December 24, 2002 (File No.  333-102201) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

The following exhibits are filed herewith or incorporated by reference herein.

Exhibit Number	Documents

3.2(1)	Restated Certificate of Incorporation of Registrant.

3.4(2)	Bylaws of Registrant.

4.1(3)	Specimen Stock Certificate.

4.2(4)	Preferred Shares Rights Agreement, dated as of December 3, 1996, between Catalyst Semiconductor, Inc. and First National Bank of Boston.

4.2.1(5)	Amendment No. 1 to Preferred Shares Rights Agreement dated as of May 22, 1998 between Registrant and BankBoston, N. A., as rights agent.

4.2.2(5)	Amendment No. 2 to Preferred Shares Rights Agreement dated as of September 14, 1998 between Registrant and BankBoston, N. A., as rights agent.

4.2.3(6)	Amendment No. 3 to Preferred Shares Rights Agreement dated as of September 27, 2001 between Registrant and EquiServe Trust Company N.A., as rights agent.

4.2.4(5)	Amendment No. 4 to Preferred Shares Rights Agreement dated as of July 17, 2002 between Registrant and EquiServe Trust Company N.A., as rights agent.

4.2.5(7)	Amendment No. 5 to Preferred Shares Rights Agreement dated as of April 22, 2004 between the Registrant and Equiserve Trust Company, as rights agent.

4.2.6(8)	Amendment No. 6 to Preferred Shares Rights Agreement dated as of June 18, 2004 between the Registrant and Equiserve Trust Company, as rights agent.

4.6.1(9)	2003 Stock Incentive Plan.

4.6.2	Form of Stock Option Agreement under 2003 Stock Incentive Plan.

4.7.1(9)	2003 Director Stock Option Plan.

4.7.2	Form of Stock Option Agreement under 2003 Stock Incentive Plan and 2003 Director Option Plan (contained in Exhibit 4.6.2).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, a Professional Corporation.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2	Consent of Counsel (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

(1)     Incorporated by reference to Registrant’s to an Appendix to Registrant’s Definitive Proxy Statement filed with the Securities and Exchange Commission on December 18, 1998.

(2)     Incorporated by reference to Registrant’s Form 10-Q/A filed with the Securities and Exchange Commission for the quarter ended November 1, 1998.

(3)     Incorporated by reference to Registrant’s Registration Statement on Form 8-A/A filed with the Securities and      Exchange Commission on April 29, 1993.

(4)     Incorporated by reference to Registrant’s Form 8-A filed with the Securities and Exchange Commission on           January 22, 1997.

(5)     Incorporated by reference to Registrant’s Form 10-K filed with the Securities and Exchange Commission for the year ended April 30, 2002.

(6)     Incorporated by reference to Registrant’s Form 10-Q filed with the Securities and Exchange Commission for the quarter ended October 28, 2001.

(7)     Incorporated by reference to Registrant’s Registration Statement on Form S-3 filed with the Securities and           Exchange Commission on June 14, 2004 (File No. 333-116425).

(8)     Incorporated by reference to Registrant’s Registration Statement on Form S-3/A filed with the Securities and       Exchange Commission on June 22, 2004 (File No. 333-116425).

(9)     Incorporated by reference to Registrant’s Registration Statement on Form S-8 (Registration No. 333-102201) filed with the Securities and Exchange Commission on December 24, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant, Catalyst Semiconductor, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 1st day of March, 2006.

CATALYST SEMICONDUCTOR, INC.

By:	/s/ Gelu Voicu
Gelu Voicu
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Gelu Voicu and Thomas E. Gay III his attorneys-in-fact, each with the power of substitution, for him/her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his/her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on March 1, 2006.

Signature	Title

/s/ Gelu Voicu	President, Chief Executive Officer and Director
(Gelu Voicu)	(Principal Executive Officer)

/s/ Thomas E. Gay III	Vice President, Finance and Administration, and
(Thomas E. Gay III)	Chief Financial Officer (Principal Financial and
Accounting Officer) and Secretary

/s/ Henry C. Montgomery	Chairman of the Board
(Henry C. Montgomery)

/s/ Roland M. Duchatelet	Director
(Ronald M. Duchatelet)

/s/ Garrett Garrettson	Director
(Garrett Garrettson)

/s/ Glen G. Possley	Director
(Glenn G. Possley)